EXHIBIT 5

LAW OFFICES OF

KELLER ROHRBACK L.L.P.

A PROFESSIONAL LIMITED LIABILITY PARTNERSHIP

May 7, 2002

To the Board of Directors
AmericanWest Bancorporation
9506 N. Newport Highway
Spokane, WA 99218

Re:    AmericanWest Bancorporation Registration Statement on Form S-4

Ladies and Gentlemen:

We are acting as counsel for AmericanWest Bancorporation, a Washington bank holding company (“AmericanWest”), in connection with the registration under the Securities Act of 1993, as amended (the “Act”), of up to 363,440 shares of common stock of AmericanWest, no par value per share (the “Shares”), to be issued in accordance with the Agreement and Plan of Mergers dated March 28, 2002, between AmericanWest, AmericanWest Bank, Latah Bancorporation and Bank of Latah (the “Merger Agreement”). A registration statement on Form S-4 (the “Registration Statement”) is being filed under the Act with respect to the offering of the Shares pursuant to the Merger Agreement.

In connection with the offering of the Shares, we have examined: (i) the Merger Agreement; (ii) the Registration Statement; and (iii) such other documents as we have deemed necessary to form the opinion expressed below. As to various questions of fact material to such opinion, where relevant facts were not independently established, we have relied upon statements of officers of AmericanWest, or representations and warranties of AmericanWest contained in the Merger Agreement.

Based and relying solely upon the foregoing, it is our opinion that the Shares, upon issuance pursuant to the Merger Agreement after the Registration Statement has become effective under the Act, will be validly issued under the laws of the State of Washington and will be fully paid and not assessable.

Consent is hereby given to the filing of this opinion as an exhibit to the Registration Statement and to the legal reference to this firm under the caption “Certain Legal Matters” as having passed upon the validity of the Shares. In giving this consent, we do not admit that we are experts within the meaning of the Act.

Very truly yours,

/s/	KELLER ROHRBACK L.L.P.

Keller Rohrback L.L.P.

1201 THIRD AVENUE, SUITE 3200 SEATTLE, WASHINGTON 98101-3052 TELEPHONE: (206) 623-1900 FAX: (206) 623-3384 WWW.KELLERROHRBACK.COM